UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2023 (the “Closing Date”), Clean-Seas, Inc. (“Clean-Seas”), a wholly owned subsidiary of Clean Vision Corporation (the “Company”) completed its previously announced acquisition of a fifty-one percent (51%) interest (the “Morocco Acquisition”) in Eco Synergie S.A.R.L., a limited liability company organized under the laws of Morocco (“Ecosynergie”), pursuant to that certain Notarial Deed dated as of January 23, 2023 (the “Signing Date”) setting forth the terms and provisions applicable to the Morocco Acquisition (the “Purchase Agreement”). On the Closing Date, Ecosynergie’s name was changed to Clean-Seas Morocco, LLC (“Clean-Seas Morocco”). Clean-Seas Morocco is managed by Mrs. Halima Aboudeine and Mr. Daniel C. Harris, the Company’s CRO. Mr. Harris also serves as the Chief Executive Officer of Clean-Seas Morocco.

Pursuant to the Purchase Agreement, Clean-Seas paid an aggregate purchase price of $6,500,000 for the Morocco Acquisition, of which (i) $2,000,000 was paid on the Closing Date and (ii) the remaining $4,5000,000 is to be paid to Ecosynergie Group over a period of ten (10) months from the Signing Date. Additionally, Clean-Seas committed to invest up to $50,000,000 in Clean-Seas Morocco over a period of ten (10) months from the Signing Date based on a schedule and business plan to be mutually agreed to by the parties.

On the Closing Date, Clean-Seas Morocco increased its bord of directors to five (5) directors (the “Clean-Seas Morocco Board”). The Ecosynergie Group designated Ms. Halima Aboudeie and Mr. Mohammed El Adbassi to serve as directors on the Clean-Seas Morocco Board.. The Company’s designees on the Clean-Seas Morocco Board are Mr. Daniel Bates, the Company’s CEO, Mr. Daniel Harris, the Company’s CRO and Dr. Michael Dorsey, a member of the Company’s board of directors.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On January 23, 2023, the Company issued a press release announcing the signing of the Purchase Agreement and on and April 25, 2023, the Company issued a press release announcing the closing of the Morocco Acquisition.

The foregoing are being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will they be deemed to be incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report no later than 71 days after the date that this initial Current Report is due.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report no later than 71 days after the date that this initial Current Report is due.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Commission filing that included such document.

Exhibit No.	Description
99.1	Press Release dated January 23, 2023
99.2	Press Release dated April 25, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL).

Cautionary Note Regarding Forward-Looking Statement

The information contained in this Current Report on Form 8-K and the exhibits hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ongoing obligations under the Purchase Agreement and other statements containing the words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: May 1, 2023	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer